REGISTRATION NO. 333-76950
                                                                       ---------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                Amendment No.1 to
                                   FORM S-1/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              VALEMONT SUPPLY INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          WASHINGTON                        1499                 912123475
(STATE OR OTHER JURISDICTION OF  (PRIMARY STANDARD INDUSTRIAL  (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)   CLASSIFICATION CODE NUMBER) IDENTIFICATION NO.)

                                6779 BLACKWELL RD
                   KAMLOOPS, BRITISH COLUMBIA V2C 6V7, CANADA
                                 (604) 681 6599
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        AGENT FOR SERVICE:                             WITH A COPY TO:
        MIKE FRANKENBERGER                           JAMES L. VANDEBERG
       VALEMONT SUPPLY INC.                         OGDEN MURPHY WALLACE
        6779 BLACKWELL RD                         #2100 - 1601 5TH AVENUE
KAMLOOPS, BRITISH COLUMBIA V2C 6V7, CANADA       SEATTLE, WASHINGTON 98101
     (250) 519 0553 (250) 519-0449                    (206) 447-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
TITLE OF EACH       DOLLAR          PROPOSED         PROPOSED
CLASS OF            AMOUNT           MAXIMUM          MAXIMUM        AMOUNT OF
SECURITIES TO       TO BE        OFFERING PRICE      AGGREGATE     REGISTRATION
BE REGISTERED     REGISTERED        PER UNIT      OFFERING PRICE        FEE
-------------  ----------------  ---------------  ---------------  -------------

Common stock   1,000,000 shares  $0.04 per share  $     40,000.00  $       10.56
-------------  ----------------  ---------------  ---------------  -------------

--------------------------------------------------------------------------------
Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (Section
230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee needed to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

WE WILL AMEND AND COMPLETE THE INFORMATION IN THIS PROSPECTUS. ALTHOUGH WE ARE PERMITTED BY US FEDERAL SECURITIES LAW TO OFFER THESE SECURITIES USING THIS PROSPECTUS, WE MAY NOT SELL THEM OR ACCEPT YOUR OFFER TO BUY THEM UNTIL THE DOCUMENTATION FILED WITH THE SEC RELATING TO THESE SECURITIES HAS BEEN DECLARED EFFECTIVE BY THE SEC. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL.



                                   PROSPECTUS
                                JANUARY 16, 2002

                              VALEMONT SUPPLY INC.

                                6779 BLACKWELL RD
                   KAMLOOPS, BRITISH COLUMBIA V2C 6V7, CANADA
                          (250) 519 0553 (250) 519-0449

                        1,000,000 Shares of Common Stock


-    This is the initial public offering of common stock of Valemont Supply Inc.
- No public market currently exists for shares of Valemont Supply Inc.'s common stock.
- The initial public offering price is $0.04 per share of common stock, which was arbitrarily determined.
-    The  offering  is  on  a  direct  participation,  no  minimum  basis.
-    Valemont  Supply  Inc.  is  selling  its  common  stock  directly.
- There are no underwriters or broker-dealers involved in the selling efforts. Valemont Supply Inc.'s stock is not listed on any national securities exchange or the NASDAQ Stock Market.
- There is no minimum purchase requirement and no arrangement to place funds in an escrow, trust, or similar account.

---------------  ---------------  ---------------------------  ---------------------
                 OFFERING PRICE   UNDERWRITING DISCOUNTS AND   PROCEEDS TO VALEMONT
                                          COMMISSIONS               SUPPLY INC.
---------------  ---------------  ---------------------------  ---------------------
PER SHARE BASIS  $0.04 per share  $            0.00 per share  $      0.04 per share
---------------  ---------------  ---------------------------  ---------------------
TOTAL OFFERING   $     40,000.00  $                      0.00  $           40,000.00
---------------  ---------------  ---------------------------  ---------------------

                 THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.
                     SEE "RISK FACTORS" BEGINNING ON PAGE 1.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. NOR HAVE THEY MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                Table Of Contents

Risk Factors                                                                 1
Use of Proceeds                                                              7
Determination of Offering Price                                              8
Dilution                                                                     8
Selling Shareholders                                                         9
Plan of Distribution                                                         9
Description of Capital Stock                                                 10
Interests of Named Experts and Counsel                                       11
Description of Business                                                      11
Description of Property                                                      15
Legal Proceedings                                                            16
Market Price of and Dividends on Capital Stock and Other Stockholder
Matters                                                                      16
Selected Financial Data                                                      16
Management's Discussion and Analysis of Financial Condition and Results
Of Operations                                                                17
Changes in and Disagreements with Accountants on Accounting and Financial
Disclosure                                                                   21
Directors and Executive Officers                                             21
Executive Compensation                                                       21
Security Ownership of Certain Beneficial Owners and Management               22
Certain Relationships and Related Transactions                               22
Disclosure of Commission Position on Indemnification for Securities Act
Liabilities                                                                  23
Index to Financial Statements                                                F-1

                                  RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing the common stock of Valemont Supply Inc. Investing in Valemont Supply Inc.'s common stock involves a high degree of risk.

YOU MAY BE UNABLE TO EFFECTIVELY EVALUATE VALEMONT SUPPLY INC. FOR INVESTMENT PURPOSES, BECAUSE IT HAS NO OPERATING HISTORY AND ITS BUSINESS MODEL IS UNPROVEN. VALEMONT SUPPLY INC. IS IN ITS EARLIEST STAGES OF EXPLORATION AND MAY NEVER BECOME PROFITABLE

Valemont Supply Inc. is in the extreme early stages of exploration and could fail before implementing its business plan. It must be regarded as a "start up" venture that will incur net losses for the foreseeable future. As a result of Valemont Supply Inc.'s limited operating history, it is difficult to accurately forecast its potential revenue, and there is no meaningful historical financial data upon which to base planned operating expenses. Valemont Supply Inc has no current operations, employees, history of earnings or profits, its revenue and income potential is unproved, and its business model is still emerging. In addition it faces unforeseen costs, expenses, problems and difficulties that could easily prevent it from ever becoming profitable.

FAILURE TO OBTAIN SUFFICIENT CUSTOMERS FOR ITS MICA WOULD PREVENT VALEMONT SUPPLY INC. FROM IMPLEMENTING ITS BUSINESS PLAN, AND COULD CAUSE ITS STOCK TO BE WORTHLESS.

Valemont Supply Inc.'s mineral claims are located in the Cariboo Mining District of British Columbia, Canada. Collectively the mineral claims make up a mineral deposit whose primary mineral is mica. The mica owned by Valemont Supply Inc., has a number of end uses such as oil drilling muds, building products, paint, plastics, rubber and other end uses. Failure to obtain sufficient customers for the mica would prevent Valemont Supply Inc. from implementing its business plan, and could cause its stock to be worthless. Valemont Supply Inc.'s products compete against those of other established companies, some of which have greater financial, marketing and other resources than those of Valemont Supply Inc. These competitors may be able to institute and sustain price wars, resulting in a reduction of Valemont Supply Inc.'s share of the market and limiting or eliminating profitability.

INDUSTRIAL MINERALS LIKE MICA DO NOT HAVE A METALS EXCHANGE OR AN OPEN MARKET UPON WHICH TO TRADE AND THEREFORE PRICES ARE DIFFICULT TO PREDICT. IF MANAGEMENT OVERESTIMATES THE PRICE OF THE MICA, PROFITABILITY COULD BE REDUCED AND ULTIMATELY RESULT IN BUSINESS FAILURE.

Industrial minerals like mica, as opposed to commodity minerals such as copper, gold or silver, do not have a metals exchange or an open market upon which to trade and therefore prices are not set in an open market or publicly traded market. As prices are set with private buyers it is difficult to predict what market prices may be at the time of sale of an industrial mineral like mica. If management overestimates the price of the mica, profitability could be reduced and ultimately result in business failure. Companies selling industrial minerals must negotiate prices with individual buyers and therefore must convince the buyers to purchase the Company's product over other products taking into consideration quality, quantity, time sufficiency and longevity and therefore a company may have marketing problems unless it can convince buyers that its products are equal or superior to other similar products. There can be no guarantees that the Company will be able to sell its products in a profitable manner.

VALEMONT SUPPLY INC. MAY DILUTE EXISTING SHAREHOLDERS BY COMPENSATING SERVICE PROVIDERS BY ISSUING STOCK

Valemont Supply Inc. might seek to compensate providers of services by issuance of stock in lieu of cash. Any such stock issuance would dilute ownership interests of shareholders. For example, it is possible that Valemont Supply Inc. would grant stock to compensate its marketing and sales personnel with stock options. Irrespective of whether Valemont Supply Inc.'s cash assets prove to be inadequate to meet its operational needs, Valemont Supply Inc. might seek to compensate providers of services by issuance of stock in lieu of cash, which again would dilute ownership interests of shareholders.

VALEMONT SUPPLY INC.'S SIGNIFICANT SHAREHOLDER COULD SELL HIS CONTROL BLOCK TO AN OUTSIDE PARTY RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS

Valemont Supply Inc.'s significant shareholder, A.E. Daem, could sell his control block to an outside party resulting in a majority of the voting power being transferred to the purchaser(s). The result could be that new shareholder(s) would control Valemont Supply Inc. and persons unknown could replace Valemont Supply Inc.'s management. It is uncertain whether any such replacements would continue to implement Valemont Supply Inc.'s current business plan.

HEAVY DEPENDENCE ON ONE INDIVIDUAL WHO HAS LITTLE MARKETING EXPERIENCE COULD RESULT IN DELAYS OR BUSINESS FAILURE

Because of lack of marketing experience, Valemont Supply Inc. may overestimate the marketability of the Mica and may underestimate the costs and difficulties associated with selling and distributing the Mica. Any such unanticipated costs or difficulties could prevent Valemont Supply Inc. from implementing its business plan, thereby limiting its profitability and decreasing the value of its stock. Mr. Daem has no experience in implementing an extensive sales campaign for the Mica.

PURCHASERS MUST RELY ON MR. DAEM'S ABILITIES FOR ALL DECISIONS AS HE CONTROLS THE MAJORITY OF THE STOCK. VALEMONT SUPPLY INC. HAS NO EMPLOYMENT AGREEMENT WITH MR. DAEM AND HE SPENDS ONLY PART-TIME ON ITS BUSINESS. HIS LEAVING MAY ADVERSELY AFFECT VALEMONT SUPPLY INC.'S ABILITY TO OPERATE

Mr. Daem is serving as Valemont Supply Inc.'s sole officer and director. Valemont Supply Inc. will be heavily dependent upon Mr. Daem's entrepreneurial skills and experience to implement its business plan and may, from time to time, find that his inability to devote full time and attention to its affairs will result in delay(s) in progress towards the implementation of its business plan or in a failure to implement its business plan. Moreover, Valemont Supply Inc. does not have an employment agreement with Mr. Daem and as a result, he may not continue to manage its affairs in the future. Nor has Valemont Supply Inc.

obtained a key man life insurance policy on Mr. Daem. Valemont Supply Inc. could lose the services of Mr. Daem, or Mr. Daem could decide to join a competitor or otherwise compete directly or indirectly with Valemont Supply Inc., which would have a significant adverse effect on its business and could cause the price of its stock to be worthless. The services of Mr. Daem would be difficult to replace.

VALEMONT SUPPLY INC. MAY CONSIDER BUSINESS COMBINATIONS RESULTING IN A POSSIBLE CHANGE IN BUSINESS NOT CONSIDERED BY OTHER SHAREHOLDERS

Valemont Supply Inc. may make investments in or acquire complementary products, technologies and businesses, or a business completely unrelated to Valemont Supply Inc.'s current business plan. Acquisition of a completely unrelated business would result in a change of business not contemplated by existing shareholders. Valemont Supply Inc. may consider a future financing or business combination that, because of the size of the related stock issuance, would result in a majority of the voting power being transferred to the investor(s). The result could be that new shareholder(s) would control Valemont Supply Inc. and persons unknown could replace Valemont Supply Inc.'s management. It is uncertain whether any such replacements would continue to implement Valemont Supply Inc.'s current business plan and in any event may result in a new management team not considered by existing shareholders. In such case, an investor could not only lose its entire investment, but could lose its entire investment on a business decision it did not get to evaluate at the time of investing in Valemont Supply Inc. Valemont Supply Inc. has had no discussions with third parties regarding business opportunities and there currently are no business acquisitions that are probable.

POTENTIAL BUSINESS COMBINATIONS COULD BE DIFFICULT TO INTEGRATE AND DISRUPT BUSINESS.

If Valemont Supply Inc. acquires a company; it could face difficulties in assimilating that company's personnel and operations. Acquisitions also involve the need for integration into existing administration, services marketing, and support efforts. These acquisitions and investments could disrupt its ongoing business, distract management and employees and increase its expenses. Valemont Supply Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to consummation of a business combination or whether its capital will be further depleted by the operation losses (if any) of a business entity that is acquired. In addition, the key personnel of the acquired company may decide not to work for Valemont Supply Inc. Any amortization of goodwill or other assets, or other charges resulting from the costs of these acquisitions, could increase Valemont Supply Inc.'s operating costs.

IF VALEMONT SUPPLY INC. DOES ACHIEVE PROFITABILITY, IT CANNOT BE CERTAIN THAT IT WILL SUSTAIN OR INCREASE IT

If Valemont Supply Inc. does achieve profitability, it cannot be certain that it will sustain or increase it. An investor in Valemont Supply Inc.'s common stock must consider the risks and difficulties frequently encountered by early stage companies in new and rapidly evolving markets. Valemont Supply Inc.'s ability to achieve and then sustain favorable operating results will depend on a number of factors, including costs related to:

-    identifying  prospective  purchasers,
-    marketing to prospective purchasers, and
-    initial product discounts, if any.

SIGNIFICANT INCREASES IN OPERATION EXPENDITURES MAY PREVENT VALEMONT SUPPLY INC. FROM ACHIEVING PROFITABILITY AND COULD RESULT IN BUSINESS FAILURE.

Valemont Supply Inc. expects to significantly increase its operating expenses in order to market and distribute the Mica. As a result it may not generate enough revenue to achieve profitability.

VALEMONT SUPPLY INC. MAY NOT BE ABLE TO RAISE ADDITIONAL FINANCING IF NEEDED FOR ITS BUSINESS AND IN THE EVENT OF A BANKRUPTCY SHAREHOLDERS COULD LOSE THEIR ENTIRE INVESTMENT

Valemont Supply Inc.'s ultimate success may depend on its ability to raise additional capital. Failure to raise the necessary funds in a timely fashion will severely limit Valemont Supply Inc.'s operations and it would be unable to implement its business plan. If Valemont Supply Inc. raises additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of its common stock and its stockholders may experience additional dilution. In the event of a bankruptcy in either case, shareholders could loose their entire investments as a result of the senior preferences or privileges. No commitments to provide additional funds have been made by management or other shareholders. Valemont Supply Inc. has not investigated the availability, source or terms that might govern the acquisition of additional financing. When additional capital is needed, Valemont Supply Inc. may not able to source funds that can be obtained on terms acceptable to it.

VALEMONT SUPPLY INC.'S AUDITORS HAVE EXPRESSED THAT THERE IS SUBSTANTIAL DOUBT REGARDING VALEMONT SUPPLY INC.'S ABILITY TO CONTINUE AS A GOING CONCERN AND
THEREFORE  INVESTORS  COULD  LOOSE  THEIR  ENTIRE  INVESTMENT.

Valemont Supply Inc.'s auditors have expressed that there is substantial doubt regarding Valemont Supply Inc.'s ability to continue as a going concern. Valemont Supply Inc. has not generated any revenues or conducted any operations since inception. The ability of Valemont Supply Inc. to achieve success with respect to its planned principal business activity is dependent upon its successful efforts to attain profitable operations. Valemont Supply Inc. may not be able to sell any of its products at a profit. There is therefore substantial doubt regarding Valemont Supply Inc.'s ability to continue as a going concern.

VALEMONT SUPPLY INC. COMMON STOCK HAS NO PRIOR MARKET AND STEPS HAVE NOT BEEN TAKEN TO HAVE ITS COMMON STOCK LISTED ON THE NASD OVER-THE-COUNTER BULLETIN BOARD. THERE ARE NO IMMEDIATE PLANS TO DO SO. FURTHERMORE VALEMONT SUPPLY INC. MAY NEVER RECEIVE APPROVAL FOR LISTING AND ACCORDINGLY PRICES MAY DECLINE AFTER THE OFFERING AND SHAREHOLDERS MAY HAVE DIFFICULTY SELLING THEIR SHARES

There is no public market for Valemont Supply Inc.'s common stock and no market may develop that would allow any shareholder to be able to liquidate his investment without considerable delay, if at all. Valemont Supply Inc. has not taken any steps to have its shares listed on the NASD over-the-counter bulletin board and has no immediate plans to do so. Although Valemont Supply Inc. intends to apply to have its shares traded on the NASD over-the-counter bulletin board shortly after it has a sufficient number of shareholders to interest a market maker in making a market in its securities there is no guarantee that this will occur. The trading market price of Valemont Supply Inc.'s common stock may therefore decline below the offering price. If a market should develop, the price may be highly volatile. In addition, an active public market for Valemont Supply Inc.'s common stock may not develop or be sustained. All of Valemont Supply Inc.'s outstanding shares, except for those of A.E. Daem, are being registered for sale pursuant to this offering. If Valemont Supply Inc.'s selling stockholders sell substantial amounts of common stock in the public market, the market price of Valemont Supply Inc.'s common stock could fall. Factors such as those discussed in this "Risk Factors" section may have a significant impact on the market price of Valemont Supply Inc.'s securities. Owing to the low price of the securities many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in Valemont Supply Inc.'s common stock, the combination of brokerage commissions, state transfer taxes, if any, and other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for loans. Thus, a purchaser may be unable to sell or otherwise realize the value invested in Valemont Supply Inc. stock.

EVEN IF VALEMONT SUPPLY INC. IS APPROVED FOR QUOTATION BY A MARKET MAKER THROUGH THE NASD OVER-THE-COUNTER BULLETIN BOARD, INVESTORS MAY FACE DIFFICULTY SELLING THEIR SHARES.

Even if Valemont Supply Inc. is approved for quotation by a marketmaker through the NASD over-the-counter bulletin board, stocks traded over this quotation system are usually thinly traded, highly volatile and not followed by analysts. Investors may therefore have difficulty selling their shares.

INVESTORS  MAY  FACE  SIGNIFICANT  RESTRICTIONS ON THE RESALE OF VALEMONT SUPPLY
INC.  STOCK  DUE  TO  STATE  BLUE  SKY  LAWS

Because Valemont Supply Inc.'s securities have not been registered for resale under the blue sky laws of any state, the holders of such shares and those persons desiring to purchase them in any trading market that may develop in the future should be aware that there may be significant state blue sky law restrictions on the ability of investors to sell and on purchasers to buy Valemont Supply Inc.'s securities. Investors may be unable to sell their stock in Valemont Supply Inc. Accordingly, investors should consider the secondary market for Valemont Supply Inc.'s securities to be a limited one. Investors may be unable to resell their stock without the significant expense of state registration or qualification.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF VALEMONT SUPPLY INC. STOCK DUE TO FEDERAL PENNY STOCK REGULATIONS

Because Valemont Supply Inc.'s securities will constitute "penny stock" within the meaning of the rules, this may affect the ability of the owners of Valemont

Supply Inc. shares to resell their securities. The Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks." Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9
under the Securities and Exchange Act of 1934. The rules require broker-dealers to make certain disclosures regarding penny stocks to potential buyers, and make a determination based upon information provided by the potential buyer about such buyer's suitability for investing in penny stocks. Because Valemont Supply Inc.'s securities will constitute "penny stock" within the meaning of the rules, the rules would apply to Valemont Supply Inc. and its securities and there may be a limited market for penny stocks, due to the regulatory burdens on broker-dealers.

INVESTORS MAY FACE SIGNIFICANT RESTRICTIONS ON THE RESALE OF VALEMONT SUPPLY INC. STOCK DUE TO THE WAY IN WHICH STOCK TRADES ARE HANDLED BY BROKER-DEALERS

Because of large broker-dealer spreads, investors may be unable to sell the stock immediately back to the broker-dealer at the same price the broker-dealer sold the stock to the investor. In some cases, the stock may fall quickly in value. Investors may be unable to reap any profit from any sale of the stock, if they can sell it at all. The market among broker-dealers may not be active. Investors in penny stock often are unable to sell stock back to the dealer that sold them the stock. The mark ups or commissions charged by the broker-dealers may be greater than any profit a seller may make.

THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE, WHICH MAY CAUSE INVESTORS TO LOSE THEIR INVESTMENT

Shareholders should be aware that, according to the Securities and Exchange Commission Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse which could cause investors to lose their entire investment. Such patterns include:

- control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

- manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;


- "boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

- excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

- the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

OTHER RISKS

YOU SHOULD NOT RELY ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE INHERENTLY UNCERTAIN

This prospectus contains forward-looking statements that involve risks and uncertainties. Valemont Supply Inc.'s actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by Valemont Supply Inc. described in "Risk Factors" and elsewhere in this prospectus. We use words such as "anticipates", "believes", "plans", "expects", "future", "intends" and similar expressions to identify these forward-looking statements. Prospective investors should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus.

                                 USE OF PROCEEDS

The net proceeds to Valemont Supply Inc. from the sale of the 1,000,000 shares of common stock offered by Valemont Supply Inc. hereby at an assumed initial public offering price of $.04 per share are estimated to be $40,000. Valemont Supply Inc. expects to use the net proceeds as follows:

Purpose                                              Assuming     Assuming      Assuming      Assuming
                                                      sale of   sale of 25%   sale of 50%     sale of
                                                      10% of      of stock      of stock      100% of
                                                       stock       being         being      stock being
                                                       being      offered       offered       offered
                                                      offered
--------------------------------------------------------------------------------------------------------
Site visit                                           $   3,000  $      3,000  $      3,000  $      3,000
  -  Flag  drill  sites,  clean
     up and re-cut claim lines,
     clean up previous trenching
Meet with local contactors                           $   1,000  $      1,000  $      1,000  $      1,000
(Valemont Area)
  -  Inspect  equipment,
     interview management and
     check references
Offering expenses                                               $      6,000  $     12,500  $     12,500
Market Research                                                               $      3,500  $      4,000
  -  Review  of  various
     trade shows to search for
     applicability to Valemont
     Supply Inc.
Meet with geologist with                                                                    $      2,500
regard to site expansion:
  -  Primary  site  location
  -  Mining
  -  Infrastructure-roads
Office Expenses                                      $       0  $          0  $          0  $      5,000
Trade Shows                                          $       0  $          0  $          0  $      7,000
Travel                                               $       0  $          0  $          0  $      5,000


                                        7

Estimated offering expenses are as follows:

SEC registration fee                                                             $      10
Printing and engraving expenses                                                      5,000
Attorneys' fees and expenses                                                         4,000
Accountants' fees and expenses                                                       2,000
Transfer agent's and registrar's fees and expenses                                     500
Miscellaneous                                                                          990
                                                                                 ---------
Total                                                                            $  12,500
                                                                                 ---------

Valemont Supply Inc. continually evaluates other business opportunities that may be available to it, whether in the form of assets acquisitions or business combinations. Valemont Supply Inc. may use a portion of the proceeds for these purposes. Valemont Supply Inc. is not currently a party to any contracts, letters of intent, commitments or agreements and is not currently engaged in active negotiations with respect to any acquisitions.

                         DETERMINATION OF OFFERING PRICE

Valemont Supply Inc. arbitrarily determined the price of the securities in this Offering. The offering price is not an indication of and is not based upon the actual value of Valemont Supply Inc. It bears no relationship to the book value, assets or earnings of Valemont Supply Inc. or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DILUTION

No sale of Valemont Supply Inc.'s common stock has ever been sold from one investor to another and the only issue of stock from treasury occurred on June 25, 2001 when a total of 8,000,000 shares of Valemont Supply Inc. common stock were issued at a price of $0.0058 per share. All stock was issued based on a valuation by the Board of Directors. The price of the securities in this Offering is $0.04 per share or $0.0342 per share higher.

The net tangible book value of the Valemont Supply Inc. at October 31, 2001 was $0.0014 per share. "Net tangible book value per share" represents the amount of total tangible assets less total liabilities divided by the number of shares of Common Stock outstanding.

After giving effect to the sale of all of the 1,000,000 shares offered pursuant to this Registration Statement at a price of $0.04 per share, the net tangible book value of the Valemont Supply Inc. as of October 31, 2001, after deducting offering costs, would be $50,973 or $0.0064 per share. This represents immediate dilution of $0.0336 per share to new investors and an immediate increase in net tangible book value per share of $.0050 to existing stockholders. The following illustrates the per share dilution in this case.

Share  price:                                                  $0.0400
Net  tangible  book  value  before  offering:                  $0.0014
Increase  attributable  to  new  investors:                    $0.0050
Net  tangible  book  value  after  offering:                   $0.0064
Dilution  to  new  investors:                                  $0.0336


                              SELLING SHAREHOLDERS

There are no selling security holders.

                              PLAN OF DISTRIBUTION

This is not an underwritten offering and there are no broker dealers involved in the selling efforts. This prospectus is part of a registration statement that permits Valemont Supply Inc. to sell a maximum of 1,000,000 shares of its common stock to the public on a direct participation basis.

In accordance with Regulation M under the Exchange Act, we may not bid for, purchase or attempt to induce any person to bid for or purchase any of our common stock while we are selling stock in this offering. We do not intend to engage in any passive market making or undertake any stabilizing activity for our common stock.

Valemont Supply Inc. will offer and sell its common stock through its sole officer and director, A.E. Daem, under the exemption from registration as a broker dealer under Rule 3a4-1 of the Exchange Act. All sales will be made in compliance with the securities laws of local jurisdictions. Mr. Daem will offer stock by delivering prospectuses to business associates with whom he has a pre-existing relationship.

The gross proceeds to Valemont Supply Inc. will be $40,000 if all the shares offered are sold. No commissions or other fees will be paid, directly or indirectly, by Valemont Supply Inc., or any of its principals, to any person or firm in connection with solicitation of sales of the shares. Mr. Daem will be reimbursed for any expenses incurred in connection with this offering. Mr. Daem will not be allowed to purchase shares in this offering.

While the registration statement is effective, new shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer if Valemont Supply Inc.'s stock is authorized for inclusion on the NASD over-the-counter bulletin board. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.

No public market currently exists for shares of Valemont Supply Inc.'s common stock. Valemont Supply Inc. intends to apply to have its shares traded on the

NASD over-the-counter bulletin board under the symbol "VALE". Valemont Supply Inc. has not taken any actions to have its shares traded on the NASD over-the-counter bulletin board. Valemont Supply Inc. intends to apply to have its shares traded on the NASD over-the-counter bulletin board immediately after it has met the listing standards for the NASD over-the-counter bulletin board as set out by the National Association of Stock Dealers. In the case of Valemont Supply Inc. these listing standards are:

-    An effective Registration Statement Under The Securities Act of 1933
- To remain current with its quarterly and annual report filings with the Securities and Exchange Commission
-    At least one market maker to make a market in its securities

Other than to remain current with its quarterly and annual report filings, Valemont Supply Inc. needs to achieve a sufficient number of shareholders to interest a market maker in making a market in its securities. There is no minimum number of shareholders required for a stock to trade on the NASD over-the-counter Bulleting Board. Valemont Supply Inc. anticipates that a registered offering by its selling shareholders may result in its stock being held by enough shareholders to interest a market maker to make a market in trading Valemont Supply Inc.'s stock.

                          DESCRIPTION OF CAPITAL STOCK

Valemont Supply Inc.'s authorized capital consists of 100,000,000 shares of common stock, par value $.0001 per share and 20,000,000 of preferred stock, par value $.0001 per share. Immediately prior to this offering, 8,000,000 common shares were issued and outstanding. Each record holder of common stock is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote. The articles of incorporation do not permit cumulative voting for the election of directors, and shareholders do not have any preemptive rights to purchase shares in any future issuance of Valemont Supply Inc.'s common stock. Because the holders of shares of Valemont Supply Inc.'s common stock do not have cumulative voting rights, the holders of more than 50% of Valemont Supply Inc.'s outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of Valemont Supply Inc.'s directors.

The holders of shares of common stock are entitled to dividends, out of funds legally available therefor, when and as declared by the Board of Directors. The Board of Directors has never declared a dividend and does not anticipate declaring a dividend in the future. In the event of liquidation, dissolution or winding up of the affairs of Valemont Supply Inc., holders are entitled to receive, ratably, the net assets of Valemont Supply Inc. available to shareholders after payment of all creditors.

To the extent that additional shares of Valemont Supply Inc.'s common stock are issued, the relative interests of existing shareholders may be diluted.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither Manning Elliott Chartered Accountants (Auditors) or Ogden Murphy Wallace (Legal Counsel) was employed on a contingent basis in connection with the registration or offering of Valemont Supply Inc.'s common stock.

                             DESCRIPTION OF BUSINESS

GENERAL

Valemont Supply Inc. was incorporated under the laws of the State of Washington on June 25, 2001, and is in its early developmental and promotional stages. To date, Valemont Supply Inc.'s only activities have been organizational, directed at acquiring its mineral claims, raising its initial capital and developing its business plan. Valemont Supply Inc. has not commenced commercial operations. Valemont Supply Inc. has no full time employees and owns no real estate. Valemont Supply Inc. intends to complete exploration and development on its property, attempt to sell known mica reserves, and to generally meet its future corporate obligations.

PRODUCT DESCRIPTION

Valemont Supply Inc.'s mineral claims are located in the Cariboo Mining District of British Columbia, Canada. Collectively the mineral claims make up a mineral deposit whose primary mineral is mica. The mica owned by Valemont Supply Inc., has a number of end uses such as oil drilling muds, building products, paint, plastics, rubber and other end uses.

-    Drilling muds for the oil and gas industry.

     Drilling muds are used to lubricate and seal drilling shafts when exploring for oil and gas. The muds have a natural tendency to flow into and seal cracks in the perimeter of the drill shaft preventing the influx of unwanted fluid into the shaft while drilling and possible loss of oil well control. The platy structure of mica added to drilling mud facilitates the overlapping of particles to form a layer or wall on the outside of the shaft, thereby preventing fluid influx. Low quality mica is consumed in oil wells where purity and color are not important. Generally the rock formations in North America are such that drilling mud is required to effectively drill for oil and gas. This is not generally the case in other oil drilling areas in the Middle East and the North Sea. Mica competes with several other products used in drilling mud, particularly a substance called bentonite. Bentonite is another mineral that is mined and has the same pliability, viscosity and lubrication properties as Mica. Consumption of mica in drilling muds is directly related to oil well drilling activity and the availability and cost of substitute products. Consumption by the oil and gas industry has grown substantially as a result of new drill programs being initiated throughout North America. This has been a direct result of high oil and gas prices and governments desire to become energy sufficient.

-    Building Industry

     The largest market for mica is in the building industry. Mica is used:
     - In civil engineering applications including to strengthening and rebuilding bridges, water systems and highways.
     - As a filler and extender in joint cement, which is used to fill joints in the erection of gypsum plasterboard. When mica is mixed into the joint cement compound, it acts as a reinforcing agent and prevents cracking and peeling and reduces shrinkage. Consumption of mica in joint cement is closely related to the level of construction activity and the use of gypsum plasterboard by the construction industry. Use of plasterboard is common only in the North American construction industry.

-    Insulating And Fireproofing

     Mica is used in the production of insulating and fireproof wallboards, particularly in the United Kingdom. Mica is used as an asbestos substitute due to its similar insulating and fire-resistant physical properties. Valemont Supply Inc. expects that the use of mica in wallboard will expand throughout North America, Europe and Japan due to its fire resistant properties.

THE PROPERTY

The mica is exposed in sparse outcrops and in trenches excavated by a mining company in l981. Drilling has encountered three beds of mica striking northeasterly and dipping shallowly northwestward into the moderately south sloping hillside. The top bed varies from 15 m to 25 m thick (averaging 17 m) and contains an average mica content of 60.6%. Continuity of the mica bed is open to the southwest where, management feels that, future drilling could define another 1,000,000 tons. The mica bed also continues to the northwest but increasingly thick hard surface materials increase the waste produced when mined, making it less economic and thus more expensive to mine.

The mica content is variable throughout the extent of the three beds of mica.
In order to confirm the mica content, six holes were drilled in January-February 1987 to provide more information. Analytical results indicate that the percentage of mica averages 56.1%. The Analysis indicates that the total percentage of mica appears to increase to the east.

BACKGROUND TO DEVELOPMENT OF THE MICA PROPERTY

The mica in this property was discovered in 1961. Prior to being acquired by Valemont Supply Inc., much work was carried out in order to better understand the exact nature and location of the mica found on the property. This work included:

Surface exploration and geochemistry
- Several trenches were dug and bulk samples taken. Results of testing indicating a commercially acceptable grade of mica can be recovered for a variety of markets

- Several drill holes were made with assay results indicating the property owned by Valemont Supply Inc. contains a drill indicated reserve of 2,286,000 tons of mica accessible to open pit recovery
- Metallurgical test conducted in 1981 at Bacon, Donaldson laboratories in Vancouver, with input from Kilborn engineering, on behalf of Brinco Mining Ltd verified a commercially acceptable grade of mica
- A small-scale mining project was carried out in 1987 by Beaty Geological Ltd on behalf of Lico Resources Inc and Technigen Platinum Corporation resulting in four 60-70 ton bulk samples and six diamond drill holes being drilled which further outlined and exposed the deposit for the current owners, Valemont Supply Ltd.

ABOUT THE PRODUCT

There is currently no mica production in British Columbia. The property owned by Valemont Supply Inc. is one of only a few large high-grade deposits in Canada. Valemont Supply Inc. feels that its mica gives them a competitive advantage over other mica properties in other locations, for the following reasons:

-    Accessibility to and location of the mica
       o Access to the mica is by an all weather road that connects directly to a highway. The road dissects Valemont Supply Inc.'s mica property and is maintained by the British Columbia Department of Highways. The main line of the Canadian National Railway is 2km East of the Mica deposit located on the property. For power the Avola-Valemont transmission line crosses the property. For water the Canoe River flows along the South boundary of the property.
-    Relative ease of extraction
       o A local contractor is considered by management to be the most cost effective way to extract the mica from an open pit. This could be accomplished easily by stripping off the top layer of dirt to expose the mica below. The mica is of a grade and consistency soft enough to be handled directly by small machinery such as a cat and excavator and then loaded directly into a customer's dump truck for transport.
-    Ease of grade control
       o The grade of mica sold can be easily controlled by mining the mica from those areas that have already been drilled and have assay results available. This would yield the average stated percentage of mica as determined in those previous drilling scenarios.

Properties, like viscosity, pliability, and lubrication, make mica ideal for drilling mud, which will be the initial focus of sales efforts. Its viscosity and pliability allow the mica to flow and take on different forms thus keeping the drill holes from collapsing and its lubricating properties allow the drill to operate more freely and efficiently.

SHORT-TERM PLAN OF OPERATION FOR THE PERIOD ENDING OCTOBER 31, 2002

The initial step that Valemont Supply Inc. plans to take is to identify target companies in need of drilling mud and develop a sales force to approach these companies. It is anticipated that these companies will be the focus of selling efforts. Once target companies are identified, Valemont Supply Inc. will begin marketing the product. It will be difficult for a small entrant into this market to gain market share given the size of the industry and potential competition, however Valemont Supply Inc. believes that its mica can be successfully sold into the marketplace. Valemont Supply Inc. feels that its general proximity to customers and pricing will make its mica less expensive to acquire by potential customers. Large oil and gas drilling programs are ongoing in Alberta, British Columbia, Saskatuwan, Alaska, Yukon and North West Territories. Valemont Supply Inc. believes that more drill programs will begin and thus the demand for
drilling mud should grow.   Valemont Supply Inc. believes that based on its
properties location and transportation options there is an advantage over our competitors. Valemont Supply Inc. believes that with a marketing budget and with quality people it will be able to successfully compete with larger more established companies and gain market share.

Although the mica will be competitively priced and may be closer in proximity to its potential customers than its competitors there is no guarantee that the marketplace will conclude that reduced costs are worth not dealing with established companies already in the marketplace. Valemont Supply Inc. recognizes this fact. To address this possibility, Valemont Supply Inc. does not discount other business opportunities that may be available to it, whether in the form of asset acquisitions or business combinations. Valemont Supply Inc.'s officer and director, A.E. Daem, may devote a portion of the time he devotes to Valemont Supply Inc. evaluating business opportunities that may be available. Valemont Supply Inc. has had no discussions with any third parties regarding business opportunities. Any asset acquisition or business combination would likely include the issuance of a significant amount of Valemont Supply Inc.'s common stock, which would dilute the ownership interest of holders of existing shares of Valemont Supply Inc.'s common stock.

INDUSTRY CONDITIONS AND COMPETITION

Valemont Supply Inc. is currently aware of several products that compete directly in its primary target market. It is possible that one of these existing established competitors or another company discovers a similar mica property and competes directly with Valemont Supply Inc.'s product. Valemont Supply Inc. may therefore have to compete with new similar product offering in
the future.   Valemont Supply Inc. believes that as a result of its competitive cost advantages including, accessibility to the mica, and ease of grade control, its mica can be offered at a lower price than its competitors. However potential customers may not conclude that reduced costs are worth not dealing with established companies already in the marketplace. Some of these established competitors like Zemex Inc and CVC Mining are large and well capitalized. Valemont Supply Inc. does not know what sort of market share its competitors hold. Valemont Supply Inc. does not yet know whether the sale of the mica will result in profitability.

EMPLOYEES

Valemont Supply Inc. is an exploration stage company and currently has no employees. A.E. Daem, its only officer and director, currently manages Valemont Supply Inc. Valemont Supply Inc. looks to Mr. Daem for his entrepreneurial and
mining skills and talents.   He has extensive operating experience, covering a
broad spectrum of businesses. His experience includes working as president and chief executive officer for a packaging company and most recently as the president and chief executive officer of a mining exploration company.

Management plans to use consultants, attorneys and accountants as necessary and other than commissioned sales people, does not plan to engage any full-time employees in the near future. Valemont Supply Inc. would hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees. A portion of any employee compensation likely would include the right to acquire stock in Valemont Supply Inc., which would dilute the ownership interest of holders of existing shares of Valemont Supply Inc.'s common stock.

AVAILABLE INFORMATION

Valemont Supply Inc. has filed with the Securities and Exchange Commission a registration statement on Form S-1 with respect to the common stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are parts of the registration statement. For further information with respect to Valemont Supply Inc. and its common stock, see the registration statement and the exhibits and schedules thereto. Any document Valemont Supply Inc. files may be read and copied at the Commission's Public Reference Room located at 450 Fifth Street N.W., Washington D.C. 20549, and the public reference rooms in New York, New York, and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information about the public reference rooms. Valemont Supply Inc.'s filings with the Commission are also available to the public from the Commission's website at http://www.sec.gov.

Upon completion of this offering, Valemont Supply Inc. will become subject to the information and periodic reporting requirements of the Securities Exchange Act and, accordingly, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the Commission's public reference rooms, and the website of the Commission referred to above.

                             DESCRIPTION OF PROPERTY

Valemont Supply Inc. currently maintains limited office space, occupied by Mr. Daem, for which it pays no rent. Its address is 6779 Blackwell Rd, Kamloops, British Columbia V2C 6V7, Canada, and its phone number is ((604) 681 6599. Valemont Supply Inc. does not believe that it will need to obtain additional office space at any time in the foreseeable future until its business plan is more fully implemented, at which time it may need office facilities.

                                LEGAL PROCEEDINGS

Valemont Supply Inc. is not a party to any material pending legal proceedings, and none of its property is the subject of a pending legal proceeding. Further, the officer and director knows of no legal proceedings against Valemont Supply Inc. or its property contemplated by any governmental authority.


                    MARKET PRICE OF AND DIVIDENDS ON CAPITAL
                      STOCK AND OTHER SHAREHOLDER MATTERS

No established public trading market exists for Valemont Supply Inc.'s securities. Valemont Supply Inc. has no common equity subject to outstanding purchase options or warrants. Valemont Supply Inc. has no securities convertible into its common equity. There is no common equity that could be sold pursuant to Rule 144 under the Securities Act or that, except for this offering; Valemont Supply Inc. has agreed to register under the Securities Act for sale by shareholders. Except for this offering, there is no common equity that is being, or has been publicly proposed to be, publicly offered by Valemont Supply Inc. The principal operations of Valemont Supply Inc. have not yet commenced.

Valemont Supply Inc. has 8,000,000 shares of common stock issued and outstanding, all of which were issued to Valemont Supply Inc.'s president and sole director on June 25, 2001 at $0.0058 per share. All stock was issued based on a valuation by the Board of Directors. No sale of Valemont Supply Inc.'s common stock has ever been sold from one investor to another.

Upon effectiveness of the registration statement that includes this prospectus,
1.0 million shares of Valemont Supply Inc. will be eligible for sale from Valemont Supply Inc.'s treasury.

To date Valemont Supply Inc. has not paid any dividends on its common stock and does not expect to declare or pay any dividends on its common stock in the foreseeable future. Payment of any dividends will depend upon Valemont Supply Inc.'s future earnings, if any, its financial condition, and other factors as deemed relevant by the Board of Directors.

                             SELECTED FINANCIAL DATA

The following selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements appearing elsewhere in this prospectus. The statement of operations data set forth below for the period from June 25, 2001, (inception) to the three months ended, and the balance sheet data at October 31, 2001, are derived from Valemont Supply Inc.'s unaudited 1st quarter 2002 financial statements included elsewhere in this prospectus. The historical results are not necessarily indicative of results to be expected for any future period.

                                                      Inception to
                                                    October 31, 2001
                                                    -----------------
STATEMENT OF OPERATIONS DATA:
Net sales                                           $      Nil
                                                    =================

Loss from continuing operations                     $     10,027
                                                    =================

Loss per share from continuing operations           $      Nil
                                                    =================

                                                          As of
                                                    October 31, 2001
BALANCE SHEET DATA:
Total assets                                        $     40,973
                                                    =================

Total liabilities                                   $      Nil
                                                    =================

Valemont Supply Inc. is in its early explorational and promotional stages. To date, Valemont Supply Inc.'s only activities have been organizational, directed at acquiring its mineral claims, raising its initial capital and developing its business plan. Valemont Supply Inc. has not commenced commercial operations. As a result, the selected financial data presented above bear no resemblance to the results that Valemont Supply Inc. expects when it begins operations. See "Risk Factors," "Description of Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                                       OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS


RESULTS OF OPERATIONS

During the period from June 25, 2001, (inception) through the three months ended October 31, 2001, Valemont Supply Inc. has engaged in no significant operations other than organizational activities, acquisition of a Mica property and preparation for registration of its securities under the Securities Act of 1933. Valemont Supply Inc. received no revenues during this period. Valemont Supply Inc. anticipates generating revenue around September 2002.

Valemont Supply Inc.'s operations in the upcoming twelve-month period will vary based on the receipt of funding that is not assured to be received. Regardless of whether funding is received in the upcoming twelve-month period Valemont Supply Inc. anticipates incurring a loss as a result of organizational expenses, expenses associated with registration under the Securities Act of 1933, and expenses associated with setting up a company structure to begin implementing its business plan. Valemont Supply Inc. expects that expenses such as state annual report fees, qualifications to do business and the like, including related attorney fees, will not exceed $1,000. The costs associated with filing this registration statement, and Valemont Supply Inc.'s expenses associated with applying for Valemont Supply Inc.'s shares to trade on the OTC bulletin board are not expected to exceed $14,500 and will be expensed. The extent of these costs will depend primarily on the states in which a market maker would want Valemont Supply Inc.'s shares to be qualified. The following table illustrates how Valemont Supply Inc. has budgeted its cash on hand over the upcoming twelve-month period assuming either that funding is received from the offering or that no funding is received, it does not reflect the uses of proceeds from the offering, it only reflects cash on hand at October 31, 2001:

PURPOSE                  ASSUMING   ASSUMING     ASSUMING     ASSUMING      ASSUMING
                            NO     SALE OF 10%  SALE OF 25%  SALE OF 50%    SALE OF
                         FUNDING    OF STOCK     OF STOCK     OF STOCK      100% OF
                         RECEIVED     BEING        BEING        BEING     STOCK BEING
                                     OFFERED      OFFERED      OFFERED      OFFERED
-------------------------------------------------------------------------------------

Cash on hand at
October 31, 2001            2,473        2,473        2,473        2,473        2,473
Prepaid Offering
Expenses at October
31, 2001                    8,500        8,500        8,500        8,500        8,500
LESS OFFERING
EXPENSES
Printing expenses           5,000        5,000            0            0            0
Attorneys' fees and
expenses related to S-1
 filing                     2,500            0            0            0            0
Accountants' fees and
expenses                    2,000        2,000        1,000        1,000        1,000
Transfer agent's fees
and expenses                  500          500          500          500          500
 Miscellaneous
offering expenses               0        1,000        1,000        1,000        1,000
-------------------------------------------------------------------------------------
WORKING CAPITAL TO
BE USED FOR
OPERATIONS                    973        3,973        9,973        9,973        9,973
-------------------------------------------------------------------------------------

Valemont Supply Inc. anticipates that cash on hand will meet cash requirements over the upcoming twelve-month period assuming no funding is received. If no funding is received Valemont Supply Inc. will attempt to sell its products through direct sales effort of Mr. Daem. Valemont Supply Inc. has budgeted its working capital to be used for operations as follows:

PURPOSE                      ASSUMING   ASSUMING     ASSUMING     ASSUMING     ASSUMING
                                NO     SALE OF 10%  SALE OF 25%  SALE OF 50%    SALE OF
                             FUNDING    OF STOCK     OF STOCK     OF STOCK      100% OF
                             RECEIVED     BEING        BEING        BEING     STOCK BEING
                                         OFFERED      OFFERED      OFFERED      OFFERED
-----------------------------------------------------------------------------------------
Accounting fees                     0          500          500          500          500
Printing expenses                   0            0        1,000        1,000        1,000
Trade show attendance               0        1,823        3,000        3,000        3,000
Unallocated working
capital                           973        1,650        5,473        5,473        5,473
Total                             973        3,973        9,973        9,973        9,973

If no funding is received Valemont Supply Inc. operations will consist of:
  - maintaining its reporting company status with the Securities and Exchange Commission
  -  attending tradeshows in order to speak with potential customers
  - attending or exhibiting at the shows with the goal of arranging product sales
Unallocated working capital will be used at the discretion of management

Valemont Supply Inc. intends to complete exploration and development on its property, attempt to sell known mica reserves, and to generally meet its future corporate obligations. Valemont Supply Inc. anticipates that until these procedures are completed it will not generate revenues, and may continue to operate at a loss thereafter, depending upon the performance of the business.

Valemont Supply Inc. anticipates that the offering take about 3 months beginning after the completion of this registration statement. The hiring of sales staff and marketing of the mica beginning after that period.

The following table illustrates how Valemont Supply Inc. has budgeted its cash on hand over the upcoming twelve-month period assuming that full funding is received:

Printing                                            $ 6,000
Attorneys' fees and expenses                          4,000
Accountants' fees and expenses                        2,500
Transfer agent's and registrar's fees and expenses      500
Miscellaneous offering expenses                       1,000
Site visit                                            3,000
Meet with local contractors                           1,000
Market research                                       4,000
Geologist's report                                    2,500
Office                                                5,000
Trade shows                                          10,000
Travel                                                5,000
Working capital                                       5,823
                                                    -------
Total cash on hand and prepaid expenses             $50,323
                                                    -------

Sales staff will be commission based and will therefore be paid out of sales proceeds. Valemont Supply Inc. therefore anticipates satisfying its cash requirements over the next 12 months in both full funding and no funding scenarios.

Over the upcoming twelve-month period Valemont Supply Inc.:
  -  does  not  intend  to  perform  any  product  research  and  development;
  -  does  not  expect  to  purchase  any  significant  plant  or equipment; and
  - other than new sales staff does not expect any significant changes in the number of employees

LIQUIDITY AND CAPITAL RESOURCES

Valemont Supply Inc. remains in the exploration stage and, since inception, has experienced no significant change in liquidity or capital resources or shareholders' equity. Consequently, Valemont Supply Inc.'s balance sheet as of October 31, 2001, reflects total assets of $40,973 in the form of cash, prepaid expenses and the its mica property.

Valemont Supply Inc. expects to carry out its plan of business discussed above. In addition, Valemont Supply Inc. may engage in a combination with another business. Valemont Supply Inc. cannot predict the extent to which its liquidity and capital resources will be diminished prior to the consummation of a business combination or whether its capital will be further depleted by the operating losses (if any) of the business entity with which Valemont Supply Inc. may eventually combine. Valemont Supply Inc. has not engaged in discussions concerning potential business combinations and there currently are no business acquisitions that are probable. The conditions or events that would cause Valemont Supply Inc. to engage in business combination with another business include:

Valemont Supply Inc. may not be successful in developing a viable market for its products due to its limited financial resources, the only way Valemont Supply Inc. will be able to diversify its activities, should its business plan prove to be impractical, would be to enter into a business combination.

Valemont Supply Inc. will not expand its operations until sales have occurred and management feels that budgeted sales can support expansion. Valemont Supply Inc. therefore has no specific long-term capital requirements other than those that vary with sales. It is expected that these future costs of sales including product extraction costs and commissions are payable after the time that Valemont Supply Inc. expects to be paid by its customer. Valemont Supply Inc. therefore plans to generate sufficient cash flow from sales to meet its long-term requirements. Although existing cash and cash flow from sales is expected to fulfill future capital needs, if sales in the long term are insufficient, Valemont Supply Inc. may need additional capital to carry out its business plan or to engage in a business combination. In the event that Valemont Supply Inc. requires more capital, no commitments to provide additional funds have been made by management or other shareholders. Accordingly, there can be no assurance that any additional funds will be available on terms acceptable to Valemont Supply Inc. or at all.

                        CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Manning Elliott Chartered Accountants has served as Valemont Supply Inc.'s independent auditor since inception, and Valemont Supply Inc. has not had any dispute with Manning Elliott Chartered Accountants over accounting or financial disclosure.

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each director and executive officer of Valemont Supply Inc.:

---------------------------------------------------------
NAME       AGE  POSITION
---------------------------------------------------------
A.E. Daem   64  President, Secretary, Treasurer, Director
---------------------------------------------------------

Mr. Daem became a director and officer of Valemont Supply Inc. in June 2001. In 1960, Mr. Daem graduated from the University of British Columbia with a degree in Science and Pharmacy. During the last 15 years, Mr. Daem has worked for Circle Drugs Inc as director, president and chief executive officer, growing the retail chain while maintaining profitability. Mr. Daem also worked for Air packaging International for 3 years as director, president and chief operating officer; a packaging company which has developed a number of packaging products. Mr. Daem also worked for 8 years as president, director and chief executive officer of International Tournigan Inc, a mining company operating in Western Canada, Papua New Guinea and West Africa. Mr. Daem devotes approximately 40% of his time to his position in Valemont Supply Inc., in the areas of finance, administration and sales.

The director named above will serve until the first annual meeting of Valemont Supply Inc.'s shareholders. Thereafter, directors will be elected for one-year terms at the annual shareholders' meeting. Officers will hold their positions at the pleasure of the board of directors. No employment agreements currently exist or are being contemplated. There is no arrangement or understanding between the director and officer of Valemont Supply Inc. and any other person pursuant to which any director or officer is to be selected as a director or officer.

The directors and officers of Valemont Supply Inc. will devote their time to Valemont Supply Inc.'s affairs on an "as needed" basis. As a result, the actual amount of time that they will devote to Valemont Supply Inc.'s affairs is not consistent and is likely to vary substantially from month to month.

                             EXECUTIVE COMPENSATION

No officer or director has received any remuneration from Valemont Supply Inc. Although there is no current plan in existence, it is possible that Valemont Supply Inc. will adopt a plan to pay or accrue compensation to its officers and directors for services related to the implementation of Valemont Supply Inc.'s business plan. Valemont Supply Inc. has no stock option, retirement, incentive, defined benefit, actuarial, pension or profit-sharing programs for the benefit of directors, officers or other employees, but the Board of Directors may recommend adoption of one or more such programs in the future. Valemont Supply Inc. has no employment contract or compensatory plan or arrangement with any executive officer of Valemont Supply Inc. The Director currently does not receive any cash compensation from Valemont Supply Inc. for his service as members of the board of directors. There is no compensation committee, and no compensation policies have been adopted. See "Certain Relationships and Related Transactions."


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 31, 2001:
- Valemont Supply Inc.'s outstanding common stock owned or beneficially owned by each executive officer and director;
- Valemont Supply Inc.'s outstanding common stock owned or beneficially owned by each person who owned of record, or was known by Valemont Supply Inc. to own beneficially, more than 5% of Valemont Supply Inc.'s common stock;
-    The shareholdings of all executive officers and directors as a group.

                                                                            Percentage of
Name                                                          Shares Owned  Outstanding
                                                                            Shares Owned
------------------------------------------------------------------------------------------
A.E. Daem, President, Secretary, Treasurer, and Director         8,000,000            100%
 Kamloops, B.C. Canada
------------------------------------------------------------------------------------------
All Executive Officers & Directors As A Group (1 Individual)     8,000,000            100%
------------------------------------------------------------------------------------------

All shares are held of record and each record shareholder has sole voting and investment power. Valemont Supply Inc. knows of no one who has the right to acquire beneficial ownership in Valemont Supply Inc. common stock. Other than the sale of Valemont Supply Inc. stock contemplated by this prospectus, there are no arrangements known to Valemont Supply Inc. the operation of which may at a subsequent date result in a change of control of Valemont Supply Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of Valemont Supply Inc., and no owner of five percent or more of Valemont Supply Inc.'s outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000.

A.E. Daem is the only promoter of Valemont Supply Inc. Other than the 8,000,000 shares issued to Mr. Daem in exchange for $46,000 upon inception of Valemont Supply Inc., there has been nothing of value (including money, property, contracts, options, or rights of any kind) received or to be received by Mr. Daem, directly or indirectly, from the Valemont Supply Inc. Valemont Supply Inc. has not received any other assets, services or other consideration as a result. Valemont Supply Inc. arbitrarily determined the price of the shares issued to Mr. Daem.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Valemont Supply Inc.'s bylaws provide that Valemont Supply Inc. will indemnify its officers and directors for costs and expenses incurred in connection with the defense of actions, suits, or proceedings against them on account of their being or having been directors or officers of Valemont Supply Inc., absent a finding of negligence or misconduct in the performance of duty.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Valemont Supply Inc. pursuant to the forgoing provisions, Valemont Supply Inc. has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

                          INDEX TO FINANCIAL STATEMENTS

Valemont Supply Inc.
(An Exploration Stage Company)


               THREE MONTHS ENDED OCTOBER 31, 2001 (UNAUDITED) AND
              JUNE 25, 2001 (DATE OF INCEPTION) TO OCTOBER 31, 2001

Interim Balance Sheet                                                    F-2

Interim Statement of Operations                                          F-3

Interim Statement of Cash Flows                                          F-4

Notes to the Interim Financial Statements                             F-5 to F-6

               JUNE 25, 2001 (DATE OF INCEPTION) TO JULY 31, 2001

Independent Auditor's Report                                              F-7

Balance Sheet                                                             F-8

Statement of Operations                                                   F-9

Statement of Stockholders' Equity                                        F-10

Statement of Cash Flows                                                  F-11

Notes to the Financial Statements                                   F-12 to F-14


Valemont Supply Inc.
(An Exploration Stage Company)
Interim Balance Sheets
(expressed in U.S. dollars)


                                                                      October 31,    July 31,
                                                                         2001          2001
                                                                           $            $
                                                                      (unaudited)   (audited)

                                  ASSETS
Current Assets

  Cash                                                                      2,473       2,823
  Prepaid expenses                                                          8,500      10,000
----------------------------------------------------------------------------------------------
Total Current Assets                                                       10,973      12,823
----------------------------------------------------------------------------------------------
Total Assets                                                               10,973      12,823
==============================================================================================
                               LIABILITIES

Current Liabilities                                                             -           -
----------------------------------------------------------------------------------------------
Contingency (Note 1)

                            STOCKHOLDERS' EQUITY

Stockholders' Equity

Common Stock: 100,000,000 common shares authorized with a par                 800         800
value of $0.0001; 8,000,000 issued and outstanding

Additional Paid-in Capital                                                 45,200      45,200

Donated Capital (Note 4)                                                    5,000       1,250
----------------------------------------------------------------------------------------------
                                                                           51,000      47,250
----------------------------------------------------------------------------------------------
Preferred Stock: 20,000,000 preferred shares authorized with a par              -           -
value of $.0001; none issued
----------------------------------------------------------------------------------------------
Deficit Accumulated During the Exploration Stage                          (40,027)    (34,427)
----------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                 10,973      12,823
----------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                 10,973      12,823
==============================================================================================


   The accompanying notes are an integral part of these financial statements.

Valemont Supply Inc.
(An Exploration Stage Company)
Interim Statement of Operations
(expressed in U.S. dollars)
(unaudited)

                                               Accumulated from
                                                June 25, 2001                            Accumulated from
                                             (Date of Inception)      Three Months         June 25, 2001
                                                to October 31,      Ended October 31,   (Date of Inception)
                                                     2001                 2001            to July 31, 2001
                                                      $                     $                    $
Revenue
------------------------------------------------------------------------------------------------------------

Expenses

  Consulting                                               4,000                3,000                 1,000
  Mineral property acquisition costs (Note 3)             30,000                    -                30,000
  Professional fees                                        5,027                1,850                 3,177
  Rent                                                     1,000                  750                   250
------------------------------------------------------------------------------------------------------------
                                                          40,027                5,600                34,427
------------------------------------------------------------------------------------------------------------
Net Loss for the Period                                  (40,027)              (5,600)              (34,437)

Deficit - Beginning of Period                                  -              (34,427)                    -
------------------------------------------------------------------------------------------------------------
Deficit - End of Period                                  (40,027)             (40,027)              (34,437)
============================================================================================================
Net Loss Per Share - Basic                                                      (0.01)
============================================================================================================
Weighted Average Shares Outstanding                                         8,000,000
============================================================================================================

(Dilutied loss per share has not been presented, as the result is anti-dilutive)


   The accompanying notes are an integral part of these financial statements.

Valemont Supply Inc.
(An Exploration Stage Company)
Interim Statement of Cash Flows
(expressed in U.S. dollars)
(unaudited)


                                                    Three Months
                                                           Ended
                                                     October 31,
                                                            2001
                                                               $

Cash Flows To Operating Activities

  Net loss                                               (5,600)

  Non-cash items
    Donated consulting services                           3,000
    Donated rent                                            750

  Adjustments to reconcile net loss to cash
    Prepaid expenses                                     (1,500)
----------------------------------------------------------------
Net Cash Used In Operating Activities                      (350)
----------------------------------------------------------------

Net Decrease in Cash                                       (350)
Cash - Beginning of Period                                2,823
----------------------------------------------------------------
Cash - End of Period                                      2,473
================================================================
Non-Cash Financing Activities                                 -
================================================================
Supplemental Disclosures
  Interest paid                                               -
  Income taxes paid                                           -
================================================================


    The accompanying notes are an integral part of these financial statements

VALEMONT SUPPLY, INC.
(An Exploration Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. dollars)
OCTOBER 31, 2001


1.   Exploration  Stage  Company

     The Company was incorporated in the state of Washington on June 25, 2001. On June 26, 2001 the Company purchased Mica Mineral Claims, situated in the Cariboo Mining Division in the Province of British Columbia, Canada. Mica is mainly used in the oil and gas industry, in the form of oil drilling mud, to lubricate the shafts of drilling rigs.

     The Company's principal business plan is to seek immediate earnings by exploiting mica available from the mineral claims.

     The Company currently has yet to generate any revenues and in accordance with SFAS No. 7, is considered an exploration stage company. At present, management devotes most of its activities in becoming a public company which will allow the Company to raise sufficient funds to begin extracting the Mica. Planned principal activities have not yet begun. The ability of the Company to emerge from the exploration stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or extract and sell Mica at a profit. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

2.   Summary  of  Significant  Accounting  Principles

     a)   Use  of  Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b)   Basic  Earnings  (Loss)  Per  Share

          Basic earnings (loss) per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 "Earnings per Share". The Company has a simple capital structure without potential common shares. Basic earnings (loss) per share is calculated on the weighted average number of common shares outstanding each year.

     c)   Mineral  Properties

          The Company is in the exploration stage and all costs relating to mineral property grassroots exploration are charged to operations as incurred. All mineral property exploration work prior to an engineer supporting proven recoverable mica reserves are charged to operations as incurred pursuant to guidance contained in SEC Industry Guide #7. Once persuasive engineering evidence is obtained that proves recoverable mica reserves exist the Company will be considered to be in the development stage. During this stage development costs will be capitalized only if an independent engineer has deemed the properties to contain profitable reserves of base metals in excess of property costs incurred. Once the Company establishes a commercially mineable deposit ready for extraction it will move into the production stage.

          The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS NO. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of mineral properties may not be recoverable. If the sum of the expected future net cash flows (undiscounted and without interest charges) from the mineral property is less than the carrying value of the asset, an impairment loss must be recognized.

          Capitalized costs will be amortized to operations based on tons mined as a percentage of reserves.

VALEMONT SUPPLY, INC.
(An Exploration Stage Company)
Notes to Interim Financial Statements
(Expressed in U.S. dollars)
OCTOBER 31, 2001

2.   Summary  of  Significant  Accounting  Principles  (continued)

     d)   Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     e)   Revenue

          Revenue from sales of the mica will be recognized when product has been shipped and collectibility is reasonably certain.


3.   Mineral  Properties

     Pursuant to a sales agreement dated June 26, 2001, the Company acquired 12 mineral claims containing a mica mineral deposit. The mineral property is located in the Cariboo Mining Division in the Province of British Columbia. Consideration paid was $30,000 and an exclusive right to a Royalty on the mica produced from the mica claims in the amount of US$2.00 per ton of pit run of mica containing ore extracted from the mica claims. This payment constitutes a net royalty payment to the vendor. This payment is to be made within 30 days of the pit run mica leaving the mica claims. The price per ton will be negotiated every five years. The mica in this property was first discovered in 1961 and prior to acquiring the property previous owners performed an exploration program in order to better understand the nature and location of the mica. This exploration included trenching, bulk sampling and several assayed drill holes. This exploration program verified a commercially acceptable grade of mica accessible to open pit recovery. In 1987 a small-scale mining project was carried out resulting in four bulk samples of 60 to 70 tons each and six diamond drill holes being drilled. This project outlined and exposed the deposit further. The Company has not measured the deposit for proven recoverable mica. Pursuant to the Company's accounting policy on mineral properties the acquisition costs of $30,000 have been charged to operations as persuasive engineering evidence has not yet been obtained to prove recoverable mica reserves exist.


4.   Related  Party  Transactions

     The President of the Company has donated services valued at $1,000 per month and rent valued at $250 per month. These amounts have been charged to operations and classified as "donated capital" in shareholders' equity.

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Valemont Supply Limited
(An Exploration Stage Company)


We have audited the accompanying balance sheet of Valemont Supply Limited (An Exploration Stage Company) as of July 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the period from June 25, 2001 (Date of Inception) to July 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Valemont Supply Limited (An Exploration Stage Company), as of July 31, 2001, and the results of its operations and its cash flows for the period from June 25, 2001 (Date of Inception) July 31, 2001, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not generated any revenues or conducted any operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/  "MANNING ELLIOTT"



CHARTERED ACCOUNTANTS

Vancouver, Canada

September 21, 2001

Valemont Supply Limited
(An Exploration Stage Company)
Balance Sheet
(expressed in U.S. dollars)

                                                                                          July 31,
                                                                                              2001
                                                                                                 $

                                     ASSETS
Current Assets

Cash                                                                                         2,823
Prepaids                                                                                    10,000
---------------------------------------------------------------------------------------------------
Total Assets                                                                                12,823

Mineral Properties (Note 3)                                                                 30,000
---------------------------------------------------------------------------------------------------
Total Assets                                                                                42,823
===================================================================================================

                                  LIABILITIES

Current Liabilities                                                                              -
---------------------------------------------------------------------------------------------------
Contingency (Note 1)

                              STOCKHOLDERS' EQUITY

Stockholders' Equity

Common Stock, par value $0.0001; 100,000,000 shares authorized; 8,000,000 shares issued        800
and outstanding

Additional Paid-in Capital                                                                  45,200

Donated Capital (Note 4)                                                                     1,250
---------------------------------------------------------------------------------------------------
                                                                                            47,250
---------------------------------------------------------------------------------------------------
Preferred Stock, par value of $0.0001; 20,000,000 shares authorized; none issued                 -
---------------------------------------------------------------------------------------------------
Deficit Accumulated During the Development Stage                                           (34,427)
---------------------------------------------------------------------------------------------------
Total Stockholders' Equity                                                                  12,823
---------------------------------------------------------------------------------------------------
Total Liabilities and Stockholders' Equity                                                  12,823
===================================================================================================


   The accompanying notes are an integral part of these financial statements.

Valemont Supply Limited
(An Exploration Stage Company)
Statement of Operations
(expressed in U.S. dollars)


                                        Accumulated from
                                           June 25, 2001
                                     (Date of Inception)
                                        to July 31, 2001
                                                       $

Revenue                                                -
---------------------------------------------------------

Expenses

  Consulting                                       1,000
  Mineral property acquisition costs
  (Note 3)                                        30,000
  Professional fees                                3,177
  Rent                                               250
---------------------------------------------------------
                                                   4,427
---------------------------------------------------------
Net Loss for the Period                          (34,427)
=========================================================

Net Loss Per Share - Basic                         (0.01)
=========================================================

Weighted Average Shares Outstanding            8,000,000
=========================================================

(Diluted loss per share has not been presented as the result is anti-dilutive)


   The accompanying notes are an integral part of these financial statements.

Valemont Supply Limited
(An Exploration Stage Company)
Statement of Cash Flows
(expressed in U.S. dollars)


                                               Accumulated from
                                                  June 25, 2001
                                            (Date of Inception)
                                               to July 31, 2001
                                                              $
Cash Flows To Operating Activities

  Net loss                                             (34,427)

 Non-cash items
  Donated consulting services                            1,000
  Donated rent                                             250

 Adjustment to reconcile net loss to cash
  Prepaids                                             (10,000)
---------------------------------------------------------------
Net Cash Used In Operating Activities                  (43,177)
---------------------------------------------------------------
Cash Flows From Financing Activities
  Sale of capital stock                                 46,000
---------------------------------------------------------------
Net Cash Provided By Financing Activities               46,000
---------------------------------------------------------------
Net Increase in Cash                                     2,823
Cash - Beginning of Period                                   -
---------------------------------------------------------------
Cash - End of Period                                     2,823
===============================================================
Non-Cash Financing Activities                                -
===============================================================
Supplemental Disclosures

  Interest paid                                              -
  Income taxes paid                                          -
===============================================================


   The accompanying notes are an integral part of these financial statements.

Valemont Supply Limited
(An Exploration Stage Company)
Statement of Stockholders' Equity
From June 25, 2001 (Date of Inception) to July 31, 2001
(expressed in U.S. dollars)


                                                                                           Deficit
                                                                                         Accumulated
                                                        Additional                       During the
                                                          Paid-in    Donated             Exploration
                                     Shares    Amount     Capital    Capital    Total       Stage
                                        #         $          $          $         $           $
Balance - June 25, 2001 (Date of
Inception)                                  -        -            -         -        -             -

Stock issued on June 25, 2001 for
cash                                8,000,000      800       45,200         -   46,000             -

Value of rent donated by related
party                                       -        -            -       250      250             -

Value of services donated by
related party                               -        -            -     1,000    1,000             -

Net loss for the period                                                                      (34,427)
-----------------------------------------------------------------------------------------------------
Balance - July 31, 2001             8,000,000      800       45,200     1,250   47,250       (34,427)
=====================================================================================================



   The accompanying notes are an integral part of these financial statements.

Valemont Supply, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(expressed in U.S. dollars)
March 31, 2001

1.   Exploration  Stage  Company

     The Company was incorporated in the state of Washington on June 25, 2001. On June 26, 2001 the Company purchased twelve mica mineral claims, situated in the Cariboo Mining Division in the Province of British Columbia, Canada. Mica is mainly used in the oil and gas industry, in the form of oil drilling mud, to lubricate the shafts of drilling rigs.

     The Company's principal business plan is to seek earnings by exploiting mica available from the mineral claims.

     The Company is an exploration stage company. At present, management devotes most of its activities in becoming a public company which will allow the Company to raise sufficient funds to further develop the mica property. Planned principal activities have not yet begun. The ability of the Company to emerge from the exploration stage with respect to any planned principal business activity is dependent upon its successful efforts to raise additional equity financing and/or attain profitable operations. There is no guarantee that the Company will be able to raise any equity financing or develop the mica property to extract and sell mica at a profit. These factors raise substantial doubt regarding the Company's ability to continue as a going concern.

2.   Summary  of  Significant  Accounting  Principles

     a)   Use  of  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     b)   Basic  Earnings  (Loss)  Per  Share

     Basic earnings (loss) per share have been calculated in conformity with Financial Accounting Standards Board Statement No. 128 "Earnings per Share". The Company has a simple capital structure without potential common shares. Basic earnings (loss) per share is calculated on the weighted average number of common shares outstanding each year.

     c)   Mineral  Properties

     The Company is in the exploration stage and all costs relating to mineral property grassroots exploration are charged to operations as incurred. All mineral property exploration work prior to an engineer supporting proven recoverable mica reserves are charged to operations as incurred pursuant to guidance contained in SEC Industry Guide #7. Once persuasive engineering evidence is obtained that proves recoverable mica reserves exist the Company will be considered to be in the development stage. During this stage development costs will be capitalized only if an independent engineer has deemed the properties to contain profitable reserves of base metals in excess of property costs incurred. Once the Company establishes a commercially mineable deposit ready for extraction it will move into the production stage.

     The Company accounts for its long-lived assets in accordance with Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS NO. 121 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of mineral properties may not be recoverable. If the sum of the expected future net cash flows (undiscounted and without interest charges) from the mineral property is less than the carrying value of the asset, an impairment loss must be recognized. Capitalized costs will be amortized to operations based on tons mined as a percentage of reserves.

Valemont Supply, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(expressed in U.S. dollars)
March 31, 2001

2.   Summary  of  Significant  Accounting  Principles  (continued)

     i)   Cash  and  Cash  Equivalents

          The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

     j)   Revenue

          Revenue from sales of the mica will be recognized when product has been shipped and collectibility is reasonably certain.

          k)  Income  Taxes

          The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109 (SFAS 109), Accounting for Income Taxes.

          Pursuant to SFAS 109 the Company is required to compute tax asset benefits for net operating loss carry forwards. Potential benefit of net operating losses has not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating loss carry forwards in future years.

          The Company has a tax loss of $4,427 to offset future years taxable income expiring in fiscal 2016.

          The components of the net deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

                                              2001
                                               $

         Net Operating Losses                4,427
         Statutory Tax Rate                     34%
         Effective Tax Rate                      -
         Deferred Tax Asset                  1,505
         Valuation Allowance                (1,505)
         ------------------------------------------
         Net Deferred Tax Asset                  -
         ==========================================

Valemont Supply, Inc.
(An Exploration Stage Company)
Notes to Financial Statements
(expressed in U.S. dollars)
March 31, 2001

3.   Mineral  Properties

     Pursuant to a sales agreement dated June 26, 2001, the Company acquired 12 mineral claims containing a mica mineral deposit. The mineral property is located in the Cariboo Mining Division in the Province of British Columbia. Consideration paid was $30,000 and an exclusive right to a Royalty on the mica produced from the mica claims in the amount of US$2.00 per ton of pit run of mica containing ore extracted from the mica claims. This payment constitutes a net royalty payment to the vendor. This payment is to be made within 30 days of the pit run mica leaving the mica claims. The price per ton will be negotiated every five years. The mica in this property was first discovered in 1961 and prior to acquiring the property previous owners performed an exploration program in order to better understand the nature and location of the mica. This exploration included trenching, bulk sampling and several assayed drill holes. This exploration program verified a commercially acceptable grade of mica accessible to open pit recovery. In 1987 a small-scale mining project was carried out resulting in four bulk samples of 60 to 70 tons each and six diamond drill holes being drilled. This project outlined and exposed the deposit further. The Company has not measured the deposit for proven recoverable mica. Pursuant to the Company's accounting policy on mineral properties the acquisition costs of $30,000 have been charged to operations as persuasive engineering evidence has not yet been obtained to prove recoverable mica reserves exist.

4.   Related  Party  Transactions

     The President of the Company has donated services valued at $1,000 per month and rent valued at $250 per month. These amounts have been charged to operations and classified as "donated capital" in shareholders' equity.

                                   PROSPECTUS
                                JANUARY 16, 2002




                              VALEMONT SUPPLY INC.




                                6779 BLACKWELL RD
                   KAMLOOPS, BRITISH COLUMBIA V2C 6V7, CANADA
                          (250) 519 0553 (250) 519-0449

                        1,000,000 Shares of Common Stock
                       to be sold by current shareholders



Valemont Supply Inc. has not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of Valemont Supply Inc. have not changed since the date hereof.


Until April 7, 2002 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The securities are being registered for the account of selling shareholders. All of the following expenses will be borne by Valemont Supply Inc. The amounts set forth are estimates except for the SEC registration fee:


SEC registration fee                                $    10
Printing and engraving expenses                       5,000
Attorneys' fees and expenses                          4,000
Accountants' fees and expenses                        2,000
Transfer agent's and registrar's fees and expenses      500
Miscellaneous                                           990
                                                    -------
Total                                               $12,500
                                                    -------

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Washington State law, a corporation may indemnify an individual made a party to a proceeding because the individual is or was a director against liability incurred in the proceeding if the individual acted in good faith; and he or she reasonably believed that, in the case of conduct in the individual's official capacity with the corporation, his or her conduct was in its best interests; in cases not involving his or her official capacity, his or her conduct was at least not opposed to its best interests; and in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful. A corporation is prohibited from indemnifying a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation, in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

The articles of Valemont Supply Inc., filed as Exhibit 3.1, provide that Valemont Supply Inc. will indemnify its directors to the full extent permitted under Washington state law. The bylaws of Valemont Supply Inc., filed as
Exhibit 3.2, provide that Valemont Supply Inc. will indemnify and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was a Director or officer of the corporation or is or was serving at the request of the corporation as a Director, officer, partner, trustee, employee or agent of another entity, against all losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.



ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of Valemont Supply Inc.'s securities without registration since its formation. No such sales involved the use of an underwriter and no commissions were paid in connection with the sale of any securities.

     a. On June 25, 2001 Valemont Supply Inc. issued a total of 8,000,000 shares of common stock to A.E. Daem. The issuance of the common stock was exempt from registration under Regulation S. A.E. Daem was not a resident or citizen of the U.S. at the time it received the offer to purchase and at the closing of the purchase of the stock, and did not acquire the stock for the account or benefit of any U.S. person. A.E. Daem agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The stock contains a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. Valemont Supply Inc. will refuse to register any transfer of the Stock not made in accordance with the provisions of Regulation S, pursuant to registration, or pursuant to an available exemption from registration. The issuance of the shares was also exempt from registration under Rule 506 of Regulation D, and sections 3(b) and 4(2) of the Securities Act of 1933, as amended, due to Mr. Daem's status as the founder and initial management of Valemont Supply Inc., his status as an accredited investor and the limited number of investors (one).

Item 16(a). Exhibits.

Exhibit        Name                                                   Page
Number
3.1*           Articles of Incorporation
3.2*           Bylaws
4.1*           Specimen Share of Common Stock
5.1*           Opinion re: Legality
10.1*          Sale Agreement
10.2 *         Subscription Agreement and Investment
               Letter re: A.E. Daem
23.1           Consent of Independent Auditors.
23.2*          Consent of Counsel (see Exhibit 5.1)

*Previously filed

ITEM 16(B). FINANCIAL STATEMENT SCHEDULES.

As of October 31, 2001, Valemont Supply Inc.:
-    has no valuation or qualifying accounts
- does not have a substantial portion of its business devoted to acquiring and holding for investment real estate or interests therein
-    has no subsidiaries
-    has no investments in mortgage loans on real estate.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kamloops, Province of British Columbia, Canada, on January 16, 2002.

                                      Valemont Supply Inc.


                                      /s/  A.E. Daem
                                      --------------------
                                      By A.E. Daem
                                      Its President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


/s/  A.E. Daem            President, Secretary, Treasurer, and Director
--------------            January 16, 2002
A.E. Daem

/s/  A.E. Daem            Principal Accounting Officer
--------------            January 16, 2002
A.E. Daem